Exhibit 10.19

SHAREHOLDERS AGREEMENT

AMONG

SURGE GLOBAL ENERGY, INC., LEIGH CASSIDY, FRED KELLY

AND

SURGE GLOBAL ENERGY (CANADA), LTD.

Dated as of November 15, 2005

SHAREHOLDERS AGREEMENT

This Shareholders Agreement with respect to Surge Global Energy (Canada), Ltd. is made as of November 15, 2005.

AMONG:

SURGE GLOBAL ENERGY (CANADA), LTD., a corporation incorporated under the laws of Alberta (the “Corporation”)

- and -

SURGE GLOBAL ENERGY, INC., a corporation incorporated under the laws of Delaware (“Surge US”)

- and -

LEIGH CASSIDY (“Cassidy”)

- and -

FRED KELLY (“Kelly”)

WHEREAS:

A.                                   The Corporation was incorporated under the ABCA;

B.                                     The authorized capital of the Corporation consists of an unlimited number of common shares of which the following are issued and outstanding as at the date of this Agreement:

Shareholder	Number and Class of Shares
Surge US	11,350,000 common
Northern	6,795,000 common
Deep Well (Alberta)	755,000 common
Cassidy	1,700,000 common
Cassidy – in trust	1,700,000 common
Kelly	1,700,000 common
24,000,000 common

C.                                     Surge US, Cassidy and Kelly (collectively, the “Shareholders”) beneficially own or hold a proxy to vote all of the currently issued and outstanding Shares; and

D.                                    The Shareholders wish to establish certain rights and obligations in respect of the election of directors of the Corporation, the management and control of certain of the Corporation’s affairs and other matters as hereinafter set forth.

NOW THEREFORE the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Agreement:

“ABCA” means the Business Corporations Act (Alberta).

“Agreement” means this shareholders agreement as amended or supplemented from time to time, and the expression “Article” or “Section” followed by a number or letter means and refers to the specified Article or Section of this Agreement.

“Articles” means the articles of incorporation of the Corporation, as amended from time to time.

“Board” or “Board of Directors” means the board of directors of the Corporation and “Director” means a member of the Board.

“Business Day” means any day, other than a Saturday or a Sunday or a statutory holiday in Calgary.

“By-Laws” means the by-laws of the Corporation, as amended from time to time.

“Deep Well” means Deep Well Oil & Gas, Inc., a Nevada corporation.

“Deep Well Alberta” means Deep Well Oil & Gas (Alberta), Ltd., an Alberta corporation.

“Farmout Agreement” means the farmout agreement dated as of February 25, 2005 among Deep Well, Northern, Surge US and the Corporation, as assigned, amended, extended and supplemented from time to time.

“Going Public Transaction” means: means: (i) a final receipt for a prospectus of the Corporation filed in at least one “jurisdiction” (as listed in Appendix B to Multilateral Instrument 45-102) has been obtained and the common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) or the TSX Venture Exchange (the “TSXV”) (or any successor exchange thereof); or (ii) the sale, exchange, reorganization or arrangement of all of the common Shares for, or the sale of all or substantially all of the assets of the Corporation in a transaction that results in the holders of common Shares receiving for their common Shares consideration consisting of: (A) cash; and/or (B) securities which are not subject to resale restrictions (except for those applicable to “control persons”) in Alberta and Ontario and are listed and posted for trading on the TSX or the TSXV (or any successor exchange thereof).

“Management Shareholders” means Cassidy and Kelly.

“Northern” means Northern Alberta Oil Ltd., an Alberta corporation.

“Person” means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executor’s administrators or other legal representatives of an individual.

“Remaining Sawn Lake Assets” means the interests in the 69.5 sections that are the subject of the Farmout Agreement not currently owned by the Corporation.

“Shareholders” is defined in the Recitals.

“Shares” means the shares in the capital of the Corporation or any other voting or non-voting shares or stock which the Corporation may at any time be authorized to issue.

“Voting Trust Agreement” means the voting trust agreement dated as of November 15, 2005 among Northern, Deep Well Alberta and Surge US.

1.2                                                                               Construction

In this Agreement, unless a clear contrary intention appears:

(a)                                  the singular number includes the plural number and vice versa;

(b)                                 reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(c)                                  use of the masculine, feminine or neuter gender includes all genders;

(d)                                 where a term is defined in this Agreement, a grammatical variation of that term will have a corresponding meaning;

(e)                                  reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated or modified and in effect from time to time in accordance with the terms thereof;

(f)                                    reference in this Agreement to any Section, Appendix, Annex, Schedule or Exhibit means the specified Section, Appendix, Annex, Schedule or Exhibit to this Agreement;

(g)                                 “Agreement”, “this Agreement”, “herein”, “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole including the Recitals and not, unless a particular section or other part thereof is referred to, to any particular section or other part;

(h)                                 “including” (and, with correlative meaning, “include”) means including without limiting the generality of any description preceding or succeeding such term, and the rule of ejusdem generis will not be applicable to limit a general statement preceded, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

(i)                                     the division of this Agreement and the table of contents and headings herein are for convenience of reference only and do not affect the construction or interpretation hereof;

(j)                                     unless otherwise indicated all computations and payments required hereunder will be expressed in or converted to Canadian dollars;

(k)                                  payments are to be made in immediately available funds;

(l)                                     references to time of day or date means the local time or date in Calgary, Alberta;

(m)                               any obligation of a party hereto, however expressed, including a statement that it must, shall or will do or refrain from doing anything, will be construed as a covenant by that party;

(n)                                 this Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring an agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation hereof;

(o)                                 an undertaking by a party hereto not to do or to omit to do any act or thing includes an undertaking not to allow, cause or assist in the doing or omission of such act or thing; and

(p)                                 “fully diluted basis” means, at the relevant time, that any options, warrants or rights to acquire Shares are deemed to have been exercised and the Shares in respect thereof deemed to be issued and outstanding at such time.

ARTICLE 2
IMPLEMENTATION OF AGREEMENT

2.1                                                                               Certain Covenants Regarding Implementation

(a)                                  Each of the Shareholders covenants and agrees that it will vote or cause to be voted the Shares of the Corporation beneficially owned by it, or in respect of which it holds a proxy, to accomplish and give effect to the terms and conditions of this Agreement and against any proposed corporate action contrary to the true intent and meaning of this Agreement.

(b)                                 Each of the Shareholders covenant, represent and warrant that it has the necessary power, authority and capacity to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

(c)                                  The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

(d)                                 Each of the Shareholders agrees to vote or cause to be voted the Shares owned by it, or in respect of which it holds a proxy, so as to cause the Articles and/or the By-Laws to be amended to resolve any such conflict in favour of the provisions of this Agreement.

(e)                                  The Corporation by its execution hereof acknowledges that it has actual notice of the terms of this Agreement, consents hereto and hereby covenants with each of the Shareholders that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying out its business and affairs and, accordingly, will give or cause to be given such notices, execute or cause to be executed such documents and do or cause to be done all such acts, matters and things as may from time to time be necessary or required to carry out the terms and intent hereof.

(f)                                    For greater certainty, Surge US acknowledges and agrees that pursuant to the Voting Trust Agreement it holds proxies for a period up to February 25, 2007 in respect of the 7,550,000 Shares held by Deep Well Alberta and Northern and that it will at all times (up to February 25, 2007) vote such Shares in accordance with the terms of this Agreement.

(g)                                 The parties hereto acknowledge and agree that Cassidy holds 1,700,000 Shares in trust to be transferred to individuals in the management of the Corporation subsequent to the date hereof.  Cassidy will be entitled to vote such Shares at all times during which he holds such Shares.  Concurrently with and as a condition of the transfer of such Shares to the applicable individual, the parties hereto will use commercially reasonable efforts to cause each such individual to become a party to this Agreement as a “Shareholder”.

2.2                                                                               No Unanimous Shareholder Agreement

The parties hereto acknowledge and agree that this Agreement is not intended to be and will not be a unanimous shareholder agreement in respect of the Corporation under Section 146 of the ABCA.

ARTICLE 3
DIRECTORS

3.1                                                                               Initial Board Composition

Subject to Section 3.2, the Board will initially consist of three Directors, and (i) one (and only one) nominee of Surge US will be a Director who will initially be David Perez, (ii) one (and only one) nominee of the Management Shareholders will be a Director who will initially be Cassidy, and (iii) such two Directors will from time to time determine the third independent Director who will be Tony Loria of MGI Securities Inc.  The Chairman of the Board will be Cassidy.

3.2                                                                               Further Directors

The Board may from time to time increase the number of and appoint additional Directors each of whom, in all cases, must have no direct or indirect material relationship with any of the then existing Directors, Surge US and the Management Shareholders.

3.3                                                                               Chairman to Have Casting Vote

The Chairman of any meeting of the Board of Directors will be entitled to a second or casting vote.

ARTICLE 4
CERTAIN OTHER MATTERS

4.1                                                                               Going Public Transaction

The parties hereto acknowledge and agree that it is their intent that the Corporation implement a Going Public Transaction upon such terms, conditions and timing as may be determined by the Board.

4.2                                                                               Insurance

(a)                                  Surge US will at all times obtain and maintain in full force and effect directors and officers liability insurance, which will be in line with best industry practice for other entities in the Alberta petroleum industry, with the Corporation and each of the directors and officers of the Corporation from time to time as additional insured.  The amount of cover will not be less than $10,000,000 for each and every loss and occurrence.

(b)                                 Surge US will from time to time pay the costs (as they pertain to the insurances in respect of the Corporation and the directors and officers of the Corporation) of the insurances referred to in Section 4.2(a) as to that same proportion as the proportion of the Shares held by Surge US on a fully diluted basis.  The Corporation will pay the balance of the costs (as they pertain to the insurances in respect of the Corporation and the directors and officers of the Corporation) of such insurances.

(c)                                  Surge US will from time to time deliver to the Corporation a certificate in a form acceptable to the Corporation issued by the insurance brokers to Surge US, in respect of the insurances referred to in Section 4.2(a).

(d)                                 Notwithstanding the obtaining and maintenance by Surge US of the insurances referred to in Section 4.2(a), the Corporation may, in its discretion, obtain and maintain such additional insurances as it may consider necessary.

4.3                                                                               Remaining Sawn Lake Assets

Surge US will support and facilitate the acquisition by the Corporation of the Remaining Sawn Lake Assets, including by way of a merger or other business combination among Deep Well, Deep Well Alberta, Northern or such other entity as may own an interest in the Remaining Sawn Lake Assets and Surge US followed by or concurrently with a transaction pursuant to which Surge US will contribute the Remaining Sawn Lake Assets to the Corporation.

4.4                                                                               Articles and Bylaws

The parties hereto acknowledge and agree that it is their intent that the Articles and Bylaws of the Corporation are to amended or restated only upon such terms, conditions and timing as may be determined by the Board.

4.5                                                                               Appointment of Auditor

The parties hereto acknowledge and agree that it is their intent that KPMG LLP be appointed auditors for the Corporation and should KPMG LLP decline to appointment as auditors then alternate Canadian auditors of similar credentials may be appointed upon such terms, conditions and timing as may be determined by the Board.

4.6                                                                               Change in Name

The parties hereto acknowledge and agree that it is their intent to change the name of the Corporation as soon as practical on recommendation from the Board to a name determined by the Board.

4.7                                                                               News Releases or Public Announcements

The Shareholders agree that no news releases or public announcements, except as provided for herein, respecting any aspect of operations conducted by the Corporation shall be made by a Shareholder without first obtaining the approval from the Corporation of the content of such news release or public announcement.  The Shareholders agree that such approval shall not be unreasonably withheld.

Notwithstanding the provisions of this Section 4.7, any Shareholder, without the consent of the Corporation, may at any time provide disclosure of operations conducted by, but excluding confidential or commercially sensitive information pertaining to, the Corporation as required in the following circumstance:

(a)                                  disclosure required by duly organized stock exchanges or securities regulatory bodies with jurisdiction over the Shareholder;

(b)                                 disclosure required by governments, their agencies or other regulatory authorities having or purporting to have jurisdiction over the Shareholder;

(c)                                  disclosure required by any financial institution or investment dealer with whom an Shareholder is attempting to obtain financing or raise capital, provided that such financial institution or investment dealer shall first agree to be bound by the provisions of this Section 4.7; or

(d)                                 disclosure required by applicable law.

Any Shareholder which is being required to make disclosure in accordance with the exceptions set forth in this Section 4.7 shall promptly give notice to the Corporation of such disclosure requirement.

The Shareholders shall take all reasonable steps to ensure the observance of the restrictions set forth in this Section 4.7 by the Shareholders, and by their employees, officers and directors, and shall take all reasonable steps to minimize the risk of disclosure.

ARTICLE 5
TERMINATION

5.1                                                                               Article 3 Termination Events

Article 3 of this Agreement will terminate upon the occurrence of any one of the following events:

(a)                                  the written agreement of all the Shareholders and the Corporation to that effect; and

(b)                                 Surge US beneficially owns less than twenty percent of Shares of the Corporation on a fully diluted basis.

5.2                                                                               Termination Events

This Agreement will terminate upon the occurrence of any one of the following events:

(a)                                  the written agreement of all the Shareholders and the Corporation to that effect;

(b)                                 the Corporation makes an assignment or petitions itself into bankruptcy, makes any filing under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or under the Companies Creditors’ Arrangement Act (Canada) (the “CCAA”) or any other legislation for the composition or arrangement of indebtedness or claims, including applicable corporate legislation or consents or does not object within the time required by applicable law to the making of any such filing or petition or to the appointment of a receiver or receiver and manager in respect of the substantial portion of its property; and

(c)                                  if any order is made or any stay of proceedings issued pursuant to the BIA, the CCAA or any applicable corporate legislation for the compromise or arrangement of indebtedness or claims or a receiver or receiver and manager is appointed in respect of a substantial part of the property or assets of the Corporation, and such order, stay or appointment remains in effect at the earlier of (i) 30 days after the order is entered, the stay becomes effective or the appointment is made, as applicable, or (ii) the time for taking of any appeal from such order, stay or appointment has expired.

5.3                                                                               No Termination Upon Going Public Transaction

For greater certainty, the parties hereto acknowledge and agree that, subject to Sections 5.1 and 5.2, this Agreement will not terminate upon the occurrence of a Going Public Transaction.

ARTICLE 6
MISCELLANEOUS

6.1                                                                               Assignment

This Agreement may not be assigned nor may any of the rights acquired hereunder be assigned except with the unanimous consent of the parties hereto expressed in writing, to the extent permitted by the terms of this Agreement, which consent may be arbitrarily withheld.

6.2                                                                               Enurement

This Agreement will enure to the benefit of and will be binding upon the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto.

6.3                                                                               Notice

(a)                                  Any notice, consent, waiver or other communication required or permitted hereunder will be deemed to be sufficiently given or made if in writing and hand delivered or transmitted via fax to the respective address of the party to whom such notice is required or permitted to be given as disclosed from time to time on the records of the Corporation or to such other address as any party may from time to time designate by notice hereunder to the others.

(b)                                 Any such notice will be deemed to have been received by the party to whom it was addressed upon actual receipt if delivered personally or if transmitted by telecopier prior to 5:00 p.m. local time, and any time thereafter, on the next Business Day.

6.4                                                                               Invalidity

If any covenant, obligation and agreement of this Agreement or the application thereof to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation and agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each covenant, obligation and agreement of this Agreement will be separately valid and enforceable to the fullest extent permitted by law.

6.5                                                                               No Joint Venture or Partnership

This Agreement does not constitute and will not be construed as constituting a partnership or joint venture between or among any of the Corporation or the Shareholders.  Neither of the Shareholders will have any right to obligate or bind the Corporation or each other in any manner whatsoever except as expressly provided herein.  Nothing contained in this Agreement will give or is intended to give any rights of any kind to Persons not a party to this Agreement.

6.6                                                                               Proper Law; Attornment

This Agreement will be interpreted in accordance with the laws of the Province of Alberta and the parties do hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Alberta for all matters related to this Agreement, including its validity and interpretation.

6.7                                                                               Amendment, Waiver, Variation

No waiver, modification or cancellation of any term or condition or of any breach of any term or condition of this Agreement will be effective unless executed in writing.  No waiver will excuse the performance of any act other than the act specifically referred to in such waiver.  No assent to or waiver of any breach of any one or more of the covenants and agreements herein contained, whether such assent or waiver be expressed or implied, will be deemed to be taken to be a waiver of any succeeding or other breach.

6.8                                                                               Counterpart Execution

This Agreement may be executed in any number of counterparts and by fax, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

The parties hereto have duly executed this Agreement as of the date and year first above written.

SURGE GLOBAL ENERGY (CANADA), LTD.

	Per:	/s/ Fred W. Kelly
		Name:	Fred W. Kelly
		Title:	Chief Operating Officer

SURGE GLOBAL ENERGY, INC.

	Per:	/s/ David Perez
		Name:	David Perez
		Title:	Chief Operating Officer and
Chairman of the Board

Witness:

/s/ Illegible	/s/ Leigh Cassidy
LEIGH CASSIDY
Witness:

/s/ Illegible	/s/ Fred W. Kelly
FRED KELLY